Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Actavis plc of our report dated February 22, 2013 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Warner Chilcott plc’s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

September 30, 2013